Labor Contract

Is made and entered by and between

Party A: Dalian Tongda Equipment Technology Development  Co., Ltd. as the employer; and

Party B: ________________ as the employee

Prepared by Labor and Social Security Department of Dalian City

In accordance with the Labor Law of People’s Republic of China, the Labor Contract Law of People’s Republic of China and relevant laws and regulations, Parties hereto, on the basis of equality, willfulness, fair and honesty, agree as follows:

Part I Basic Information of Two Parties
Article 1
Name of Party A (Employer): Dalian Tongda Equipment Technology Development  Co., Ltd.
Name of Legal Representative, Incumbent or Agent: Mr. Wang Yukai
Type of Incorporation: Corporate      Type of Organization Form: Limited Liabilities
Organization Code of Certificate of PRC: 66881731

Article 2
Name of Party B (Employee): _____________ Gender: ______
Type of Household Registration (Agriculture or Non-Agriculture): Non-Agriculture
Code of Identity Card: __________________ or the Name and Number of Other Effective Identity Card: NA
Registered Domicile: ___________________________________________________
Current Domicile: ___________________________________________________
Contact: ___________

Article 3
If there is any change in Party B’s contact or domicile, Party B shall notify Party A in a timely manner.

Part II Term of Contract
Article 4
Both parties hereto mutually agree that the term of contract shall be applied with the first means listed as below:
(I) Fixed Term: As of ______________ ended at ______________, wherein the internship starts as of ________ to _______.
(II) Flexible Term: As of ended at, wherein the internship starts as of ______ to _______.
(III) Limitation of a Project: As of ____ ended at ______.
Part III Job Description and Location
Article 5
Party A shall designate Party B to the position of ________, engaged in  (job description) at Dalian (job location). Parties hereto may enter the Job Agreement specifying detailed job descriptions and requirements.

Article 6
Party B shall perform the vocational duties as required with the greatest care, in due time, and in compliance with Party A’s rules and bylaws.

Part IV Working Time and Holidays
Article 7
Party A requires Party B to work in line with the first working schedule listed as below:
(I) Standard Working Hours System: Party B shall work no longer than eight (8) hours, average 40 hours less per week. Party B shall have day-off on ___________________.

(II) Unfixed Working Time System. On the basis of keeping Party B’s physical well-being and heeding Party B’s advices, proper working schedule shall be applied including concentrated work, concentrated rest, rotation work and flexible working time. Additionally, the schedule shall guarantee the Party B’s rights of rest in holidays and vocations and its accomplishment of work.
(III) Working Hours System on a ______ (monthly, quarterly or yearly) basis. In this system, the average daily and weekly working hours shall not exceed the amount specified in the standard working hours system. Prior to practicing the second and third means foresaid, Party A shall report to the Administration of Labors for approvals.

Article 8
Party A shall reasonably arrange Party B’s working hours subject to state regulations and in line with its productive needs. Party A shall guarantee Party B’s rights of rest and vocations on legitimate holidays or for reasons of home visit, marriage, funerals, maternity and paid vocations.

Article 9
Party A shall abide by relevant regulations and forbid forcing or indirectly forcing Party B to overwork. If extra working hours are needed in business, Party A shall consult with Labor Union and Party B if the working hour shall be extended. Normally, the extension shall be no longer than one (1) hour per day. For some special reasons that additional working hours are needed on basis of one-hour extension, Party A shall limit the working time up to three (3) hours per day and thirty six (36) hours monthly, on conditions of ensuring Party B’s physical well-being.

Part V Compensation
Article 10
Party A shall define its compensation system in connection with its operation characteristics and economic benefits. Compensation to Party B’s work shall be calculated on basis of, among others, Party A’s compensation system, Party B’s skills, job strength, working conditions and contributions. The principle “Same Work Same Pay” shall prevail.

Article 11
Party A shall compensate Party B by the  means listed as below:
(I) Hour-based salary. Party B’s standard salary is  RMB/month (or week), with its performance payment (or bonus) dependent on Party B’s actual contributions.
(II) Article-based salary. Party B’s fixed workload is _______, the unit price per article ____.
(III) Party B’s salary is subject to the salary distribution system lawfully designed by Party A. The compensation for Party B during the internship is ______.

Article 12
Party A shall pay Party B the salary in cash or via transferring account prior to the twentieth day of each month. In case of any holidays, vocations or weekends, Party A shall precede the payment in the nearest working days. Party A shall record Party B’s receiving date, amount of salary, working hours, signature and other information, in written form; and shall give Party B the salary list.

Article 13
If Party A arranges Party B to work extra time or on weekends or legitimate holidays, Party A shall compensate Party B with the premium payment or extra rest days as regulated by state laws.

Article 14
If Party B provides labor services in normal understanding, the compensation to Party B from Party A shall not be lower than the minimum payment standards.

Article 15
In the midst of Party B’s receiving medical care, Party A shall pay the sick-leave based salary as required by the corporate bylaws, but the amount shall exceed 80% of minimum payment.

Part VI Social Insurance and Employees’ Benefits
Article 16
Parties hereto shall be covered with social insurance as per laws and regulations, paying miscellaneous social insurance fees in full amount and due time. Insurance premium shall be paid with the first means listed below, of which the proportion borne by Party B shall be withheld and remitted by Party A.
(I) Coverage of pension, medical care, unemployment, work-related injury and maternity.
(II) Coverage of medical care, work-related injury and ________________.

Article 17
Throughout the contract term, parties hereto shall perform and execute the terms and stipulations related to vocations, injuries, sickness, work-induced diseases/injuries, maternity, death, limitation and treatment of the period of medical care, maternity and lactation, subject to relevant laws and regulations.

Article 18
Party A shall provide the following employees’ benefits to Party B, including: ____________

Part VII Working Protection, Conditions and Work Hazard
Article 19
Party A shall establish an integrated system encompassing safety rules on technical operation, work specifications, hygiene and sanitation, and work hazard prevention. In addition, Party A shall provide trainings necessary to Party B. For Party B, various rules, regulations and safety requirements on technical operations shall be strictly abided.

Article 20
Party A shall provide Party B sanitary environment and indispensable working outfits as required by state rules. If Party B’s job involves hazard elements, Party A shall arrange physical examination for Party B on a regular basis.

Article 21
Party A shall notify and provide safety education to Party B if there is any occupational hazard in connection with the position, in an effort to prevent incidents and reduce such hazards.

Article 22
If (a) Party A issues directions against rules, or (b) forces Party B to take risky work or (c) the designated work may threaten the safety of Party B, Party B shall be entitled to reject. To any life-threatening or negative working conditions, Party B shall have the right to criticize, denounce or prosecute against Party A.

Part VIII Performance and Change of Contract
Article 23
Parties hereto agree to fully perform their obligations and liabilities as per the Agreement, laws and regulations.

Article 24
Any changes in Party A’s name, legal representative, incumbent or investors shall not impact the execution of this Contract herein.

Article 25
If Party A takes any activities of merger, acquisition or divestiture, the Contract herein still remain full force and the successor to Party A shall assume all the relevant rights and liabilities to perform the Contract herein.

Article 26
It’s mutually agreed that terms and stipulations herein may be changed and decided in written form.

Part IX Termination
Article 27
Party A and Party B mutually agree that the Contract herein may be terminated.

Article 28
Party B shall inform Party A in written form thirty (30) days in advance, if Party B may terminate the Contract. If Party B still serves as intern, Party B shall notify Party A three (3) days prior to the termination of the Contract.

Article 29
Party B may terminate the Contract if
(I) Party A fails to provide the agreed protection or working conditions;
(II) Party A fails to provide remuneration in full amount;
(III) Party A fails to cover Party B’s social insurance;
(IV) Party A violates laws and regulations thus hampering Party B’s right and interest;
(V) The Article XXVI Para. I specified herein leads the Contract null and void;
(VI) Laws and regulations that permit Party B to revoke the Contract; or
(VII) If (1) Party A coerces, threatens Party B, (2) illicitly restricts Party B’s freedom to force
Party B to work, or (3) violates rules to risk Party B’s life to dangerous work, Party B may terminate the Contract immediately without the necessity to inform Party A in advance.

Article 30
Party A may revoke the Contract herein anytime if Party B
(I) is approved unqualified during the internship;
(II) significantly violates rules and bylaws of Party A;
(III) neglects its duties or corrupts that greatly harms Party A;
(IV) establishes contractual employment connection with other employers at the same time, thus (1) causing significant impact on Party A’s operation; or (2) refusing to make any change in this aspect;
(V) swindles, threatens Party A or takes advantages of Party A to enter or change this Contract against Party A’s true willfulness;
(VI) is prosecuted for criminal issues.

Article 31
Party A may (1) inform Party B in written form thirty (30) days in advance or (2) pay one month extra salary to terminate the Contract, if Party B:
(I) suffers from illness or injury due to non-work reason, thus unable neither to resume its original work upon completion of medical care, nor to engage in other work designated by Party A;

(II) is incapable of accomplishing the work even after receiving trainings or position rotation; or
(III) The objective foundation of Contract is materially altered, thus becoming unpractical to execute the Contract; and parties hereto still fail to agree on the change(s) of Contract upon negotiation.

Article 32
If Party A desires downsize, the activity shall be developed in accordance with Labor Contract Law. Party A shall not hamper Party B’s legitimate right and interest.

Article 33
The Contract herein is terminated if:
(I) The Contract is matured;
(II) Party B lawfully begins to enjoy basic pension return;
(III) Party B is deceased or declared death or disappearance by People’s court;
(IV) Party A is ruled insolvent by the laws;
(V) Party A’s business license is revoked, or Party A is requested to shut down, withdraw or dismiss the corporate;
(VI) Laws, regulations and administrations require.

Article 34
Party A shall issue Party B the certificate of terminating or revoking the Contract at the time of terminating or revoking the Contract. Party A shall help process administrative procedures (Party B’s documents and social insurance) within fifteen (15) days upon the termination, while Party B shall hand over the work as per requirements. If Party A need pay Party B any compensation, the payment shall be realized at the time of work handover. For Party A, any revoked or terminated contracts shall be documented for reports for at least two years.

Part X Compensation and Indemnity
Article 35
According to the Article 27 herein, Party A shall indemnify Party B in accordance with Article 46, Labor Contract Law if (1) Party A suggests terminating the Contract; and (2) the Contract is terminated subject to Article 29 and Article 31 – 33.

Article 36
Compensation shall be calculated on basis of Party B’s working duration in Party A’s company, which one month salary is compensated for each year Party B works in Party A’s company. If Party B works beyond six (6) months but below one (1) year, working duration is considered as one year; if Party B works less than six (6) months, working duration is counted as six months to indemnify Party B with salary for half a year. The salary base is the average payment received for twelve (12) months prior to Party B’s terminating or revoking the Contract.

Article 37
If Party B is paid three (3) times higher than the average salary for the first half year issued by municipal government in which city Party B is located, Party A shall indemnify Party B three times the average salary for annual payment not exceeding for twelve (12) years.

Article 38
If Party A violates laws to terminate or revoke the Contract but Party B requires the execution, Party A shall execute the Contract as well. But if Party B stops to perform or the Contract is unpractical to be performed, Party A shall indemnify the Party B twice the amount of regulated severance payment. If Party B violates laws to terminate the Contract thus causing Party A’s losses, Party B shall bear to cover the damages.

Part XI Miscellaneous
Article 39
If Party A provides special fund to Party B for professional training, parties hereto may enter the special agreement specifying the length of service. If Party B breaches any terms and provisions during the service, Party B shall pay the damages as agreed.

Article 40
Party B shall have the confidentiality obligation. Parties hereto may enter special agreement to settle on terms related to competition restriction. In case of breaching the anti-competition restriction, Party B shall pay the penalty as agreed and Party A’s damages if there is any.

Article 41
Exhibitions to the Contract are listed as follows:
(1) Position Agreement
(2) Agreement on Training
(3) Confidentiality Agreement
(4) ______________________

Article 42 Other issues agreed by parties hereto:
________________________________________________________________________

Article 43
If any dispute arises from the Contract performance by either Party A or Party B, parties hereto shall solve the issues friendly, or submit the case to arbitration or court for ruling.

Article 44
For any unsettled matters herein, rules and regulations at state/provincial/municipal level shall govern.

Article 45
The Contract shall enter into full force sine the date of both parties’ signatures and seals. The Contract is made in duplicates, one for each.

Party A (Seal)__________________	Party B (Signature) ___________________
Legal Representative, Incumbent
Or Agent (Signature)

Date:

________________________________________________________________________

Parties hereto shall voluntarily apply for attestation in relation to the Contract. Such application shall be submitted within thirty (30) days upon the effective date of the Contract.

Attestation Organization (Seal)	Date: